                                                                   EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT
                              --------------------

         This EMPLOYMENT AGREEMENT ("this Agreement") is made and effective this 15th day of November 1994, by and between DALEEN TECHNOLOGIES, INC., an Illinois corporation located at 902 Clint Moore Road, Suite 230, Boca Raton, 33487 ("Company or Employer"), and RICHARD A. SCHELL Residing at 4271 N.E. 24th AVENUE, LIGHTHOUSE POINT, FL 33064 ("Employee").

                                   WITNESSETH

         WHEREAS, Company believes it is in Company's best interest to employ Employee, and Employee desires to be employed by Company; and

         WHEREAS, Company and Employee desire to set forth the terms and conditions on which Employee shall be employed by and provide his services to Company;

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. EMPLOYMENT. Company hereby employs Employee in its business as Vice President of Finance and Chief Financial Officer, and Employee hereby accepts such employment, all upon the terms and conditions hereinafter set forth.

         2. TERM. Unless sooner terminated pursuant to the provisions of this Agreement, the term of employment under this Agreement shall be for 3 years. ("Employment Period"). This contract may be extended for additional three year periods unless either party notifies the other in writing that the Employment Period will not be renewed, at least 6 months prior to the end of the initial term or prior to the end of any such three year renewal. Notwithstanding the foregoing,and in consideration of the severance benefit referred to in Section 14 hereof, Company may terminate Employee at any time for any reason with no other obligation whatsoever.

         3. SALARY AND BASE COMPENSATION. Employee shall be entitled to receive salary during the Employment Period at the rate of One Hundred Thousand and 100/00 Dollars ($100,000.00) per annum, increased to One Hundred Twenty Five Thousand and 100/00 Dollars ($125,000.00) upon the earlier of when the first six months has elapsed, or when the Company receives equity funding from the closing of its anticipated private placement, and as such may be increased pursuant to
Section 12 hereof (the "Base Salary"). In addition to the Base Salary paid to Employee during the Employment Period, Employee shall be entitled to receive the Benefits, Profits Bonus, and Stock Option (as those terms are hereinafter defined) during the Employment Period. The Base Salary shall be payable Semi-monthly in accordance with the current normal payroll policies of Company, which policies may be changed by Company from time to time in its sole discretion, and shall be subject to all appropriate withholding taxes.

         4. BUSINESS EXPENSES AND REIMBURSEMENTS. Employee shall be entitled to reimbursement by the Company for ordinary and necessary business expenses incurred by Employee in the performance of his duties for Company, which types of expenditures shall be determined and approved by the Company, and further provided that:

            (a) Each such expenditure is of a nature qualifying it as a proper deduction on the Federal and State income tax returns of Company as a business expense and not as deductible compensation to Employee; and

            (b) Employee furnishes Company with adequate records and other documentary evidence required by federal and State statutes and regulations for the substantiation of such expenditures as deductible business expenses of Company and not as deductible compensation to Employee, as well as any other documentation reasonably requested by Company.

            (c) Employee agrees that, if at any time, any payment made to Employee by Company, whether for salary or as a business expense reimbursement, shall be disallowed in whole or in part as a deductible expense by the appropriate taxing authorities, Employee shall reimburse Company to the full extent of such disallowance unless otherwise approved by the company.

         5. BENEFITS. Employee shall be entitled to receive during the entire Employment Period the following additional benefits ("Benefits")

            (a) CAR ALLOWANCE. During the Employment Period Employee shall be entitled to a Five Hundred Seventy and 100/00 ($570.00) per month car allowance in accordance with Company's normal automobile allowance payment practices, as in existence front time to time.

         6. OTHER BENEFITS.

                  (a) Employee agrees that the Base Salary, the Profits Bonus, the Stock Option, and the Benefits and the other compensation provided in accordance with this Agreement, are the sole and exclusive compensation of Employee for his duties hereunder.

                  (b) Continuing throughout the Employment Period Employee shall receive all of the employee benefits including, without limitation, pension, disability, profit sharing and retirement benefits, provided at any time by Company to any of its employees in the sole and absolute discretion of the Board of Directors of the Company (the "Board") a description of the companies CURRENT benefits package is described in Exhibit "A" Description of Current Benefits;

         7. VACATION. Employee shall be entitled to vacation in accordance with the vacation policy of the Company in effect, from time to time.

         8. PROFITS BONUS.

            (a) Employee shall be entitled to receive within thirty (30) days of the end of each full calendar quarter during the Employment Period, a quarterly bonus based upon five percent (5%) of the net earnings of the entire company (the "Profits Bonus").

            (b) For purposes of this Agreement, the term "net earnings" shall be determined by the Company's external accounting firm and agreed to by the President and in accordance with generally accepted accounting principles. The determination of the net earnings for this purpose by Company's accounting firm shall be conclusive and binding upon Employee.

            (c) Notwithstanding anything to the contrary in this Agreement, the Profits Bonus shall be payable only provided Employee is in the employ of Company on the last day of the respective quarter for which such Profits Bonus is being calculated and further payable in accordance with and subject to the normal payroll policies of Company with respect to similar forms of compensation, including without limitation, being subject to all appropriate withholding taxes.

         9. GRANT OF STOCK. Against the execution and delivery of this Agreement, Employee shall enter into a stockholder agreement (in the form of Exhibit "B" hereto) (the "Stockholder Agreement"). Subject to the terms of the Stockholder Agreement, Employee shall receive two (2) shares of Company's common stock (the "Stock"), said amount representing two percent (2%) of the Company's outstanding common stock on the date hereof.

         10. STOCK OPTION. In addition to Employee's Base Salary, Benefits, Profits Bonus, and Stock, Employee shall be granted a non-transferable stock option exercisable after and if ever the company's stock has become publicly traded. The exercise price for such stock shall be the book value of such stock as determined by Company's independent accountants based upon the balance sheet of the Company, using generally accepted accounting principles and shall be final and binding. All stock purchased under such option shall be subject to the Stockholder's Agreement, and the option shall be granted to Employee pursuant to an Option Agreement satisfactory as to its other terms to the Company.

         11. REGISTRATION RIGHTS. In the event Company registers common stock held by other employees of Company, then the Company shall also register a prorata portion of the stock held by Employee.

         12. COMPENSATION REVIEW. The President or Board shall from time to time, no less frequently than annually, review Employee's compensation and may (in his sole discretion) increase, but not decrease, the compensation provided for in Section 3 hereof. Any such increase in compensation shall be valid only if in writing, executed by the President, and, such writing shall constitute an amendment solely to the payments to be made to Employee under this Agreement, without waiver or modification of any other provision hereof.

         13. INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT. Against the execution and delivery of this Agreement, Employee shall enter into an agreement in the form of Exhibit "C" hereto (the "Invention Assignment and Confidentiality Agreement").

         14. NON-COMPETITION AGREEMENT. Against the execution and delivery of this Agreement, Employee shall enter into a non-competition and non-solicitation agreement (in the form of Exhibit "D" hereto) (the "Non-Competition
Agreement") which also, notwithstanding the at will nature of the employment, provides for a severance benefit under certain circumstances.

        15. NO OTHER COMPENSATION OR BENEFITS. Employee agrees that the compensation set forth in this Agreement is the sole and exclusive compensation of Employee for his duties hereunder and that he shall have no rights to receive any other compensation or benefits of any nature.

        16. DUTIES. During the Employment Period:

            (a) Employee shall furnish all manner of services in connection with his position as Vice President of Finance and Chief Financial Officer "CFO" or as otherwise designated by the President including, without limitation, primary responsibility for such duties as shall be deemed by the President appropriate to carry out the policies and programs of the Board and as from time to time may be delegated or assigned to his by the Board;

            (b) Employee shall report directly to the President (or someone appointed by the President) in the performance of all his duties herein.

            (c) Employee shall comply with all Company policies for the employees as such policies may exist from time to time.

            (d) Employee shall devote his entire time, energy and skill to the service of Company and the promotion of Company's interests, and shall use his best efforts in the performance of his services hereunder, unless otherwise approved in advance by the President. The parties agree that Employee may not, during the Employment Period, be engaged in any other business activity whether or not such activity is pursued for gain, profit, or other pecuniary advantage including, without limitation, management or management consulting activities; provided, however, Employee may invest his personal assets in businesses where the form or manner of such investment will not require services on the part of Employee conflicting with the duties of Employee under this Agreement and in which his participation is solely that of a passive investor. Employee agrees to abide by all rules and regulations established from time to time by the President and/or the Board; and all commissions, fees or other income earned and received by Employee, if any, in furtherance of the business of Company, or it's affiliates or from any other business or financial opportunity or endeavor in which Employee is an active participant and not a passive investor, shall be accepted by Employee for the account of Company, and shall be remitted to Company within three (3) days of Employee's receipt thereof.

         17. AUTHORITY TO CONTRACT. Employee shall have authority to enter into contracts binding upon Employer and in the best interest of the Company subject to a limit or $5,000.00, and any contract or disbursement greater than $5,000.00 will require approval in writing from the President.

         18. TERMINATION. The Employer may, in its sole discretion, terminate this Agreement for any reason, subject only to the severance obligation outlined in the Non-Competition Agreement with no additional payment for termination prior to the end of the Employment Period. In the event of termination of employment by either party, subject to compliance with the Non-Competition Agreement, Employee shall be entitled to all Base Salary and fully accrued Profits Bonus for completed quarters.

         19. SURRENDER OF RECORDS. Upon the termination of the Employee's employment hereunder, for any reason whatsoever, and in addition to such other actions as may be reasonably required by Employer, the Employee agrees to surrender to the Employer, in good condition, any record or records kept by him containing the names, addresses, and other information with regard to clients Or potential clients of the Employer which have been served or treated by the Employee.

         20. ENTIRE AGREEMENT. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.


         21. AMENDMENTS. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

         22. ASSIGNMENTS. Employee shall not assign his rights and/or obligations hereunder.

         23. BINDING EFFECT. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

         24. SEVERABILITY. If any part of this Agreement or any other Agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

         25. SURVIVAL. Notwithstanding anything to the contrary herein, the provisions of Sections 11 through 29 (inclusive) shall survive and remain in effect in accordance with their respective terms in the event the employment is terminated.

         26. WAIVERS. The failure or delay of Company at any time to require performance by Employee of any provision of this Agreement, even if known, shall not affect the right of Company to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by Company of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on Employee in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

         27. SPECIFIC PERFORMANCE. Employee acknowledges that the services to be rendered by Employee hereunder are extraordinary and unique and are vital to the success of the Company, and that damages at law would be an inadequate remedy for any breach or threatened breach of this Agreement by Employee. Therefore, in the event of a breach or threatened breach by Employee of any provision of this Agreement, then Company shall be entitled, in addition to all other rights or remedies, to injunctions restraining such breach, without being required to show any actual damage or to post any bond or other security.

         28. NOTICES. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, to the addresses listed above or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery, (b) on the date telecommunicated if by telegraph, (c) on the date of transmission with confirmed answer back if by telex or telefax, and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

       29. JURISDICTION AND VENUE. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be bought in the courts of record of the State of Florida in Palm Beach County or the court of the United States, Southern District to Florida; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

         30. REMEDIES CUMULATIVE. No remedy herein conferred upon any parry is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

         31. EMPLOYEE REPRESENTATIONS, WARRANTIES, AND ACKNOWLEDGMENTS. Employee represents and warrants to Company that he is fully empowered to enter and perform his obligations under this Agreement and without limitation, that he is under no restrictive covenants to any person or entity that will be violated by his entering into and performing this Agreement, and that this Agreement constitutes the valid and legally binding obligation of Employee enforceable in accordance with its terms. The execution and delivery of this Agreement by Employee has been duly authorized by all necessary action. Employee shall indemnify company upon demand for and against any and all judgments, losses, claims, damages, costs (including without limitation all legal fees and costs, even if incident to appeals) incurred or suffered by any of them as a result of the breach of the representations and warranties made in this section, or as a result of the failure of the acknowledgment made in this section to be true and correct at all times.

         32. GOVERNING LAW. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.




Witnesses:                                   DALEEN TECHNOLOGIES, INC.

/s/ John Lofquist                            By: /s/ James Daleen
------------------------------                  ------------------------------
/s/ Patricia A. Harrell                         Its: President
------------------------------

                                             EMPLOYEE:
/s/ John Lofquist
------------------------------               /s/ Richard A. Schell
/s/ Patricia A. Harrell                      ---------------------------------
------------------------------               RICHARD A. SCHELL

                                  EXHIBIT LIST
                                  ------------

Exhibit A -    Description of Current Benefits

Exhibit B -    Shareholders Agreement

Exhibit C -    Invention Assignment and Confidentiality Agreement


Exhibit D -    Non-Solicitation and Non-Compete Agreement

                       EXHIBIT A TO EMPLOYMENT AGREEMENT
                       ---------------------------------
                        DESCRIPTION OF CURRENT BENEFITS
                        -------------------------------

1.       Employee Name: RICHARD A. SCHELL

2. Title: VICE PRESIDENT OF FINANCE/CHIEF FINANCIAL OFFICER. Reporting to: President ("James Daleen")

2.       Current Benefits to Which Employee is Entitled are as follows:

-        RETIREMENT PLANNING

-        HEALTH BENEFITS PROGRAM

-        DISABILITY PROTECTION PROGRAM

The RETIREMENT PLANNING program consists of a 401 (k) Profit Sharing Plan which allows employees to contribute on a tax deductible basis, up to a maximum of 15% of their income.

In addition, the employer will match 12.5% of the Employee 401(k) percentage election, up to a maximum of 8% deferral made by the Employee. Also, to inspire excellence and profitability, the Plan Document provides for a Discretionary Matching contribution which is relative to the performance of the company.

The HEALTH BENEFITS PROGRAM AND DISABILITY PROTECTION PROGRAM are structured under Code Section 125 of the Internal Revenue Code Providing a reduction in cost due to the pre-tax structure of these benefit plans, offering a reduction in both Social Security Tax and Income Tax.

The HEALTH BENEFITS PROGRAM is provided by The Prudential Insurance Company. Employees have the opportunity to choose from two options which are the PRU CARE PLUS or the PRU CARE H.M.O. Daleen Technologies, Inc. contributes 75% of the premium for the employee and 50% for dependents.

The DISABILITY PROTECTION PLAN is individually designed and the employer provides a 7% contribution to the Plan. This Plan also provides a guaranteed cost and portability to the employee.

                       Exhibit B of Employment Agreement

                             SHAREHOLDERS AGREEMENT

    THIS SHAREHOLDERS AGREEMENT (this "Agreement") is entered into effective as of the 15th day of November, 1994, by and among RICHARD A. SCHELL Residing at 4271 N.E. 24TH AVENUE, LIGHTHOUSE POINT, FL 33064 (the "Shareholder"), and DALEEN TECHNOLOGIES, INC., an Illinois corporation (the "Corporation").

                              W I T N E S S E T H:

    WHEREAS, pursuant to that certain Employment Agreement dated the same date as above (the "Employment Agreement"), the Shareholder has received two (2) shares of the common stock of the Corporation, as well as the option of receiving certain additional shares of common stock pursuant to said agreement (collectively the "Shares"); and

    WHEREAS, the Shareholder and the Corporation desire, as permitted by Florida Statutes, to govern the activities of the parties hereto with respect to the Shares in accordance with the terms hereinafter set forth; and

    WHEREAS, the Shareholder and the Corporation agree that it is in the best interest of the Corporation to provide for the transfer, ownership, pledge and disposition of the Shares in the manner and to the extent set forth hereinafter.

    NOW, THEREFORE, in consideration of the mutual promises herein exchanged, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Shareholder and the Corporation, intending to be legally bound, hereby agree as follows:

1. EFFECTIVENESS AND TERM OF AGREEMENT. This Agreement shall become effective upon the issuance of the Shares to the Shareholder and shall remain in effect until the either the Corporation buys back the Shares as provided herein or fails to purchase the Shares within the time periods provided herein, or as otherwise terminated by the provisions herein.

2. CORPORATION'S RIGHT TO CALL SHARES: CANCELLATION OF SHARES.

(a) Upon termination of the Shareholder for any reason from his employment with the Corporation, and as long as the Corporation has not filed any registration statements with the Securities and Exchange Commission, the Corporation shall have for thirty (30) days from the date of any such termination, the right to call (purchase) any or all of the Shares and pay the Shareholder the book value of the Shares by providing the Shareholder written notice with such thirty (30) day period.

(i) If the termination was by the Corporation and it has made its election to purchase the Shares within thirty (30) days of such termination date, the Corporation shall pay the Shareholder the book value of the Shares as of said termination date within 10 days of such election notice.

(ii) Upon voluntary termination of the Shareholder, and after notice by the Corporation within thirty (30) days of the date of termination, the Corporation shall deliver to the Shareholder a promissory note for the book value of the Shares as of the date of termination within thirty (30) days of such notice. Said note shall charge the minimum IRS interest rate, and will be payable over two (2) years in eight (8) quarterly payments with accrued interest at the time of each payment.

(b) In the event the Shareholder fails to return the certificates representing the Shares to the Corporation on or before the delivery by the Corporation of the cash or the note provided for above, then the Shareholder herein appoints the Secretary of the Corporation power of attorney to effect the transfer of the Shares on the Corporation's records, and to do all things necessary to implement the call as provided herein. The foregoing power of attorney is coupled with an interest.

(c) The book value of all of the Shares of the Corporation shall be determined in writing by an independent certified public accountant regularly used by the Corporation based upon the balance sheet of the Corporation, which determination shall be binding upon the parties hereto.

(d) Notwithstanding the foregoing, shareholder acknowledge and agrees that the Corporation may unilaterally cancel (with no consideration paid to Shareholder) all issued Shares in the event Shareholder's employment with the Corporation is terminated for any reason or no reason by the Corporation or Shareholder on or before the first anniversary date of this Agreement. As such, until the passage of such date the Company shall hold any and all certificates representing such Shares, along with stock powers executed by Shareholder. Shareholder acknowledges that this provision is reasonable under the circumstances and does not constitute a penalty, as it is the intention of the parties that Shareholder's ultimate full interest in an entitlement to the Shares be contingent upon his completing his first year of employment.

3.   RESTRICTIONS ON TRANSFERS OF SHARES

(a) As long as the Corporation does not file a registration statement with the Securities and Exchange Commission, due to the personal nature of receiving the Shares as an employee of the

Corporation pursuant to the terms of the Employment Agreement, except as otherwise provided in this Agreement, the Shareholder hereby agrees that she will not sell, transfer, pledge, grant a security interest in, assign, hypothecate, or otherwise encumber or dispose of (collectively and through this Agreement, "transfer") any of the Shares or any interest therein or suffer or permit the same to be subject, directly or indirectly, to transfer by operation of law or agreement, without the prior written consent of the Corporation. The restriction set forth in this section on stock transfers applies to all stock transfers including transfers to other shareholders of the Corporation.

(b) Any attempted or purported transfer by the Shareholder of any Shares or any interest therein in violation of the terms of this Agreement shall be void and the Corporation shall reject and refuse to transfer on its books any stock which may have been so transferred, and it shall not recognize any person holding such stock as a shareholder, nor shall any such person have any rights as a shareholder of the Corporation.

4.   RIGHT OF FIRST REFUSAL

(a) In the event any of the restrictions on the Shares as contained herein are determined to be illegal, as an illegal restraint on alienation or otherwise, and if in that event the Shareholder desires to sell all of the Shares ("Offered Shares") to any person or entity other than the Corporation ("Transferee"), such Shareholder ("Offeror Shareholder") shall first give written notice thereof to the Corporation by certified or registered mail, return receipt requested ("Notice of Offer"). The Notice of Offer shall include: (i) a true copy of a bona fide, signed, written offer by the Transferee to purchase the Offered Shares, the per share price ("Purchase Price") and the terms ("Purchase Terms") upon which such offer is made, and the name and the residence address of the Transferee; and (ii) an offer to sell all the Offered Shares at the Purchase Price and on the Purchase Terms to the Corporation and, in the event the Corporation is unable or does not desire to purchase the Offered Shares, to James Daleen, a shareholder (hereinafter referred to as "Offeree Shareholder").

The Corporation first shall have the option to purchase all of the Offered Shares, exercisable within thirty (30) days of the date on which the Notice of Offer was given, and, if the Corporation is unable or does not desire to purchase all of the Offered Shares, then the Offeree Shareholder shall have the option, exercisable after the Corporation's rejection (or deemed rejection which shall, occur if the Corporation fails to respond to the Notice of Offer within the Corporation Election Period, as hereinafter defined) of the offer contained in the Notice of Offer, but within sixty (60) days of the date on which the Notice of Offer was given, to purchase all, but not less than all, the Offered Shares at the Purchase Price and on the Purchase Terms. The Corporation shall give notice of its election to accept or reject the offer contained in the Notice of Offer in writing to the Offeror Shareholder ("Election Notice") within thirty (30) days after the date on which the Notice of Offer was given ("Corporation Election Period"), and the Offeree Shareholder shall give notice of its or his/her election to accept or reject the offer contained in the Notice of Offer in writing to the Offeror Shareholder after the Corporation's rejection (or deemed rejection of the offer contained in the Notice of Offer), but within sixty (60) days after the date on which the Notice of Offer was given ("Shareholder Election Period").

In the event the Corporation elects not to purchase the Offered Shares, the Offeree Shareholder who has indicated an election to accept the offer contained in the Notice of Offer (hereinafter referred to as ("Purchasing Shareholder") shall purchase all the Offered Shares at the Purchase Price and on the Purchase Terms.

In the event that neither the Corporation nor the Offeree Shareholder elects to accept the offer contained in the Notice of Offer within the Corporation Election Period and the Shareholder Election Period, the Offeror Shareholder may sell the Offered Shares to the Transferee for the Purchase Price and subject to the Purchase Terms; provided, however, that said sale to the Transferee must be unconditionally concluded within sixty (60) days after the expiration of the Shareholder Election Period or the Offeror Shareholder must again of fer the Offered Shares to the Corporation and the Offeree Shareholders in accordance with the provisions of this Section.

    (b) The closing ("Closing") under this Section shall be held on the date set forth for Closing in the Purchase Terms, which date shall be no earlier than the sixtieth (60th) day, nor later than the one hundred twentieth (120th) day, following the date on which the Notice of Offer is given. At Closing, Offeror Shareholder shall (i) represent and warrant that she or it is the sole owner of the Shares being sold, that such Shares are held free and clear of any and all pledges, claims, liens and rights of others (other than the effect of this Agreement) and that the Offeror Shareholder has the full power, right and authority to consummate the transaction; (ii) resign from all corporate offices and directorships held by such Offeror Shareholder, or his/her designee; and
(iii) deliver to the Corporation or the Purchasing Shareholder, as the case may be, the Shares so sold, duly endorsed for transfer with all necessary stock transfer tax stamps affixed, together with all other documents necessary to transfer such Shares.

    (c) In the event that the Corporation or the Offeree Shareholder indicates in the Corporation Election Notice or the Shareholder Election Notice an election to accept the offer contained in the Notice of Offer, and, through no fault of the Offeror Shareholder, the Corporation or the Offeree
Shareholder fails to close on the Offered Shares within the time period provided in Section 4(b) hereof ("Default"), the Offeror Shareholder, in addition to any other rights and remedies she may have at law or in equity, may sell, transfer, or otherwise dispose of or pledge the Offered Shares or any portion thereof at any consideration therefor to a third party.

5. PROTECTION OF VALUE. In the event the Corporation or its shareholders sell in a single transaction fifty percent (50%) or more of its outstanding common stock or substantially all of the assets of the Corporation (the "Sale"), then within ninety (90) days of the Sale, Employee shall have the right to sell to the Corporation its Shares at the same value per share received by the Corporation or its selling shareholders in the Sale at the value per share based upon a valuation of the Corporation's stock at fair market value determined by virtue of the Sale price by an independent certified public account regularly used by the Corporation, which determination shall be final and binding upon the parties. In the event the Sale occurs within ninety (90) days of purchase by the Corporation of the Shares under Section 2 hereunder, the purchase price under
Section 2 shall be revalued to be a price calculated pursuant to this Section 5, and the Corporation shall pay any difference to Shareholder within 10 days of such revaluation.

6. APPOINTMENT AS DIRECTOR. James Daleen, as majority shareholder and Director of the Corporation may, in his sole discretion, vote to elect the Shareholder to the Board of Directors to serve as a Director for as long as he deems appropriate.

7.   SUBCHAPTER S STATUS AND ELECTIONS

(a) Shareholder agrees that it is currently in the Corporation's best interest to elect to be treated as an S corporation within the meaning of Code Section 1361. Shareholder covenants and agrees not to do any act, or fail to do any act, directly or indirectly, the commission or omission of which would voluntarily or involuntarily cause the termination of any Subchapter B election of the Corporation, unless requested to take such action by the Corporation. In order to maintain such Subchapter S status, notwithstanding anything provided in this Agreement herein to the contrary, Shareholder and any permissible transferee of Shareholder may not transfer the beneficial ownership of any share of their Shares in the Corporation if such transfer or acquisition would cause the Corporation's Subchapter S status to terminate, including, but not limited to transfers to, or acquisitions by: (a) any person who would cause the Corporation to have more than

35 shareholders; (b) any nonresident alien; or (c) any person other than an individual, an estate or a qualified Subchapter S trust (within the meaning of Code Section 1361(d) . The Corporation's Board of Directors may, in their sole and absolute discretion, impose such other restrictions upon the sale or transfer of Shareholder's Shares as they shall deem appropriate to maintain the corporation's Subchapter S status. Shareholder shall take whatever action is required, either individually or jointly with other shareholders, to continue the Subchapter S election, and prevent its termination.

(b) In accordance with Code Section 1377(a) (2), for any taxable year that Shareholder's interest in the Corporation terminates, Shareholder agrees to determine his pro rata share of the Corporation's items of income, lose, deductions, and credits by closing the books of the Corporation on the date of such termination. Shareholder agrees to execute any election or consent forms necessary to effectuate the foregoing.

(c) In accordance with Code Section 1362(e) (3), in taxable years in which the S corporation status of the Corporation terminates, Shareholder agrees to allocate the income, loss, deductions, and credits attributable to its S corporation short taxable year, (as defined in Code Section 1362(e)) and its C corporation short taxable year (as defined in Code Section 1362 (e), by closing the books of the Corporation on the date that its S corporation status terminates. Shareholder agrees to execute any election or consent forms necessary to effectuate the foregoing.

(d) If any provision or any portion of any provision of this Agreement, or the application of any such provision or any portion thereof to any person or circumstance operates directly or indirectly to cause the termination of any Subchapter S election of the Corporation, then such provision or portion of any provision shall be severed from this Agreement and shall be unenforceable. All remaining portions of this Agreement shall continue in full force.

(e) Nothing herein shall prevent the Corporation from terminating its "S" election as its deems appropriate.

8. LEGENDS. So long as the Corporation deems it necessary or appropriate, all certificates representing the Shares shall bear legends on the face thereof substantially as follows:

   THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE, AND ALL RIGHTS REPRESENTED BY SUCH SHARES, ARE SUBJECT TO THE TERMS OF A SHAREHOLDERS AGREEMENT BETWEEN THE CORPORATION, RICHARD A. SCHELL DATED NOVEMBER 15, 1994, AS THE SAME MAY BE AMENDED, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. ANY PERSON WHO WISHES

   TO BECOME THE OWNER OF THIS CERTIFICATE OR OF THE SHARES WHICH IT REPRESENTS, OR TO OBTAIN ANY INTEREST IN SUCH CERTIFICATE OR SHARES, SHALL AGREE TO BECOME BOUND BY THE PROVISIONS OF SUCH AGREEMENT. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THESE SHARES HAVE BEEN ACQUIRED FOR AN INVESTMENT, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS.

9. FUTURE SHARES. The Shareholder agrees that any Shares it obtains during the term of its employment with the Corporation shall be subject to the terms and conditions of this Agreement.

10. INDEMNIFICATION. The Shareholder shall hold harmless and on demand indemnify the other shareholders of the Corporation, pro rata, based as a percentage of stock ownership, from and against any and all liabilities, costs, damages, expense, and attorney's fees resulting from or attributable to any losses, claims, payments, judgments, or other monetary loss sustained by any shareholder in connection with any obligation of the Corporation which has been personally guaranteed or co-signed by any shareholder of the Corporation.

11. TERMINATION; STATUS OF SHAREHOLDER. This Agreement shall terminate upon the dissolution of the Corporation or upon an agreement in writing of all the parties. The is Agreement shall otherwise remain in effect until the either the Corporation buys back or cancels the Shares as provided herein or fails to purchase the Shares within the time periods provided herein, or unless otherwise terminated by the provisions herein.

12. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and permitted assigns of the Shareholder and of the Corporation, subject to the provisions of this Agreement. Shareholder, in furtherance thereof, shall execute a Last Will and Testament, directing his/her personal representatives to perform this Agreement and to execute all documentation necessary to effectuate the purposes of this Agreement, but the failure to execute such Last Will and Testament shall not affect the rights of any Shareholder or the obligations of any estate, as provided in this Agreement.

13. NOTICES. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, to the addresses listed above or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery, (b) on the date telecommunicated if by telegraph, (c) on the date of transmission with confirmed answer back if by telex or telefax, and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

14. JURISDICTION AND VENUE. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

15. AMENDMENTS. The Shareholder hereby irrevocably agrees that no attempted amendment, modification, termination, waiver, discharge or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the Shareholder and the Corporation agree in writing to such Amendment.

16. GOVERNING LAW. This Agreement shall be construed under the laws of the State of Florida and venue of any proceedings in connection herewith shall be in Palm Beach County, Florida.

17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument, and shall be effective as to each party upon his/her signing of such counterpart notwithstanding the fact that the other parties have not signed it.

18. SPECIFIC PERFORMANCE. Because the Shares of the Corporation cannot be readily purchased or sold in the open market, and for other reasons, the parties will be irreparably damaged if this Agreement is not specifically enforced. In the event of a breach or threatened or attempted breach of any provision of this Agreement by any party hereto, the other parties shall, in addition to all other remedies, be entitled to temporary and permanent injunctions restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions hereof.

19. ENTIRE AGREEMENT. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.


WITNESSES:                              THE CORPORATION:

                                        Daleen Technologies, Inc.

John Lofquist                           /s/ James Daleen
------------------------------          ---------------------------
                                        JAMES DALEEN, President

Patricia A. Harrell                     THE SHAREHOLDER:
------------------------------
                                        /s/ Richard A. Schell
John Lofquist                           ---------------------------
------------------------------          RICHARD A. SCHELL

Patricia A. Harrell
------------------------------

                       Exhibit C of Employment Agreement
               INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT


THIS AGREEMENT is entered into this 14th day of November, 1994, by and between Daleen Technologies, Inc. (DTI) and RICHARD A. SCHELL Residing at 4271 N.E. 24TH AVENUE, LIGHTHOUSE POINT, FL 33064, (hereinafter referred to as "Employee") for and in consideration of Employee's continued employment or engagement by DTI and the compensation that Employee shall receive during Employee's employment or engagement, the parties agree as follows:

1.   Both during and after Employee's employment or engagement:

     a. Employee shall not disclose to anyone outside DTI any Confidential Information. "Confidential Information" is defined as information which has not been made publicly available by DTI or the third party owner of such information, and

         1. Which was developed by DTI, and relates to DTI's past, present, and future business, including but not limited to developments (defined below, technical data, specifications, designs, concepts, discoveries, copyrights, improvements, product plans, research and development, personal information, personnel information, financial information, customer lists, leads, and/or marketing programs;

         2. All documents marked as confidential and/or continuing such information; and/or

         3. All information DTI has acquired or received from a third party in confidence.

     b. Employee shall use Confidential Information only for DTI's business purposes; and

     c. Employee shall use any information received in confidence by DTI from any third party only as permitted by written agreement between DTI and the third party; and

     d. Employee shall not be permitted to justify any disregard of the obligations of Employee hereunder by using any of the Confidential Information to guide a search by it of publications and other publicly available information, selecting a series of items of knowledge from unconnected sources and fitting them together by use of the integrated disclosure of the information thereby to justify its disregard of the obligations of confidence.

2. Employee shall not disclose to DTI, use in DTI's business, or cause DTI to use any information or material which is confidential to any third party unless DTI has a written agreement with the third party allowing DTI to receive and use the confidential information or materials. Employee will not incorporate into Employee's work any material which is subject to the copyrights of any third party unless DTI has the right to copy and incorporate such copyrighted material.

3. When Employee is no longer employed or engaged by DTI, Employee shall return to DTI all DTI property, and any and all third party property, including all Confidential Information, drawings, computer programs or copies thereof, documentation, notebooks and notes, reports and any other materials on electronic or printed media.

4. Employee hereby grants, transfers and assigns to DTI all of his or her rights, title and interest, if any, in any and all Developments, including rights to translation and reproductions in all forms or formats and the copyrights and patent rights thereto, if any, and he or she agrees that DTI may copyright said materials in DTI's name and secure renewal, reissues and extensions of such copyrights for such periods of time as the law may permit. "Developments" is defined as any idea, invention, process, design, concept, or useful article (whether the design is ornamental or otherwise), computer program, documentation, literary work, audiovisual work and any other work of authorship, hereafter expressed, made or conceived solely or jointly by Employee during Employee's employment or engagement, whether or not subject to patent, copyright or other forms of protection that:

     a. Are related to the actual or anticipated business, research or Development of DTI; and/or

     b. Are suggested by or result from any task assigned to Employee or work performed by Employee for or on behalf of DTI.

     Employee acknowledges that the copyrights in Developments created by Employee in the scope of Employee's employment or engagement, belong to DTI by operation of law, or may belong to a party engaged by DTI by operation of law pursuant to a works for hire contract between DTI and such contracted part. To the extent the copyrights in such works may not be owned by DTI or such contracted party by operation of law, Employee hereby assigns to DTI or such contracted party, as the case may be, all copyrights (if any) Employee may have in Developments.

     Items not assigned by this Section 4 are listed and described on the attached "Schedule of Separate Works". Employee agrees not to include any part of such items in the materials Employee prepares for DTI unless and until such items are licensed or assigned to DTI under separate written agreement.

     At all times hereafter, Employee agrees to assist DTI in obtaining patents or copyrights on any Developments assigned to DTI that DTI, in its sole discretion, seeks to patent or copyright. Employee also agrees to sign all documents, and do all things necessary to obtain such patents or copyrights, to further assign them to DTI, and to reasonably protect them and DTI against infringement by other parties at DTI expense with DTI prior approval. Employee irrevocably appoints any DTI-selected designee to act, at all time hereafter, as his or her agent and attorney-in-fact to perform all acts necessary to obtain patents and/or copyrights as required by this Agreement if Employee (i) refuses to perform those acts or (ii) is unavailable, within the meaning of the United States patent and Copyright laws. It is expressly intended by Employee that the foregoing power of attorney is coupled with an interest.

     Employee shall keep complete, accurate, and authentic information and records on all Developments in the manner and form reasonably requested by DTI. Such information and records, and all copies thereof, shall be the property of DTI as to any Developments assigned DTI. Employee agrees to promptly surrender such information and records at the request of DTI as to any Developments.

5. In connection with any of the Developments assigned by Section 4, Employee agrees:

     a.  To disclose them promptly to DTI, and

     b. At DTI's request, to execute separate written assignments to DTI and do all things reasonable necessary to enable DTI to secure patents, register copyrights or obtain any other form of protection for Developments in the United States and in other countries. If Employee fails or is unable to do so, Employee hereby authorizes DTI to act under power of attorney for Employee to do all things to secure such rights.

     c. To provide DTI with notice of any inadvertent disclosure of Confidential Information related to any Development.

6. Without limitation of any other agreement between Employee and DTI, Employee shall not employ or engage or attempt to employ or engage the services of any employee of DTI, either directly or through the agency of a third party during the term of, or within six (6) months after, the termination of Employee's employment or engagement with DTI.

7. DTI, its subsidiaries, licensees, successors or assigns, (direct or indirect) are not required to designate Employee as author of any Development when such Development is distributed publicly or otherwise. Employee waives and releases, to the extent permitted by law, all Employee's rights to such designation and any rights concerning future modifications of such Developments.

8. Rights, assignments, and representations made or granted by Employee in this Agreement, are assignable by DTI and are for the benefit of DTI's successors, assigns, and parties contracted with DTI.

9.   Miscellaneous Provisions.

     a) Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

     b) Further Assurances. The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

     c) Brokers. Each of the parties represents and warrants that such party has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as such party knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions. The parties each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

     d) Binding Effect. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

e) Headings. The headings contained in this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

f) Severability. If any provision of this Agreement or any other Agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

g) Survival. All covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the termination of employment or engagement of Employee.

h) Waivers. The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder. Any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

i) Specific Performance. Each of the parties acknowledges that the parties will be irreparably damage (and damages at law would be an inadequate remedy) if this Agreement is not specifically enforced. Therefore, in the event of a breach or threatened breach by any party of any provision of this Agreement, then the other parties shall be entitled, in addition to all other rights or remedies, to injunctions restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this

     Agreement.

j) Jurisdiction and Venue. The parties acknowledge that a substantial portion of negotiations and anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

k) Remedies Cumulative. Except as otherwise expressly provided herein, no remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

l) Government Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

m) Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

n) Entire Agreement. This Agreement represents the entire understanding and agreement among the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and among such parties.

IN WITNESS WHEREOF, the parties have duly set their hands to this Agreement, effective as of the date stated above.


Daleen Technologies, Inc.                         Employee

/s/ James Daleen                        /s/ Richard A. Schell
----------------------------            ---------------------------
James Daleen, President                 RICHARD A. SCHELL

     11/15/94                                11/15/94
----------------------------            ---------------------------
Date                                    Date

                       EXHIBIT D to EMPLOYMENT AGREEMENT
                   NON-SOLICITATION AND NON-COMPETE AGREEMENT

     THIS NON-SOLICITATION AND NON-COMPETE AGREEMENT ("Agreement") made as of this 15th day of November, 1994 by and between Daleen Technologies, Inc., an Illinois corporation with its principal office at 902 Clint Moore Road, Suite 230, Boca Raton, Florida 33487 (hereinafter called "Daleen") and RICHARD A. SCHELL Residing at 4271 N.E. 24TH AVENUE, LIGHTHOUSE POINT, FL 33064 (hereinafter "Employee").

     WHEREAS, Employee is accepting employment with Daleen; and

     WHEREAS, the parties wish to reflect their agreement as to Employee's promises regarding Employee's solicitation and competition which have induced Daleen to employ Employee at Employee's status with Daleen, as well as Daleen's extension of certain severance benefits to Employee.

     NOW, THEREFORE, Employee and Daleen (hereinafter sometimes referred to collectively as the "parties" and separately as a "party") in consideration of Employee's employment with Daleen and the covenants hereinafter set forth and other good and valuable consideration and intending to be legally bound hereby, agree as follows:

     1. NON-SOLICITATION. Employee will not, at any time while employed by Daleen and for one (1) year after the termination of Employee's employment with Daleen for any reason whatsoever, directly or indirectly (by assisting or suggesting to another, or otherwise) solicit or otherwise attempt to induce or accept the initiative of another in such regard, alone or by combining or conspiring with anyone, any employees, officers, directors, agents, consultants, representatives, contractors, suppliers, distributors, customers or other business contacts (collectively, "Business Affiliates") of Daleen to terminate or modify its position as an employee, officer, director, agent, consultant, representative, contractor, supplier, distributor, customer or business contact with Daleen or to compete against Daleen.

     2. NON-COMPETITION. (a) Employee shall not while employed by Daleen, and after the termination of said employment for any reason whatsoever for the time period after such termination described in paragraph (c) below (the "No-Compete Period"), directly or indirectly, as owner, officer, director, employee, agent, lender, broker, investor, consultant or representative of any corporation or as owner of any interest in, or as an employee, agent, consultant, partner, affiliate or in any other capacity whatsoever or representative of any other form of business association, sole proprietorship or partnership, conduct or be related to any business in competition with any business of Daleen now or in the future, including without limitation, the licensing, development or sale of computer software or computer consulting services (herein referred to as the "Competitive Business") anywhere within the territories, nor as to certain customers anywhere in the United States, both listed on the "Territories and Customers" Exhibit to the Agreement, made a part hereof, including without limitation, the solicitation of any customers, who were at any time customers of Daleen and in connection with a business which is competitive with the Competitive Business except that such competitive activity will be permitted as to business solicitation of and competition with Daleen as to any entity listed on an Exhibit to this Agreement made a part hereof identified as a "No-Compete Exception", if any, subject to paragraph (c) below.

     (b) In addition to, and not in limitation of the other provisions hereof or of any other Agreement between Employee and Daleen, Employee shall not at any time in any manner other than in the ordinary course of good faith competition only as permitted herein interfere with, disturb, disrupt, decrease or otherwise jeopardize the business of Daleen or do or permit to be done anything which may tend to take away or diminish the trade, business or good will of Daleen or give to any person the benefit or advantage of Company's or Seller's methods of operation, advertising, publicity, training, business customers or accounts, or any other information relating or useful to Daleen's business.

     (c) The No-Compete Period shall increase depending upon the duration of Employee's employment with Daleen as follows:

     i) If Employee has completed an Employment Period (as defined in the Employment Agreement to which this Agreement is an Exhibit) of between one (1) and four hundred and forty nine (449) days, subject to the No-Compete Exception, then the No-Compete Period will be one hundred and eighty (180) days;
     ii) If Employee has completed an Employment Period of four hundred and fifty (450) days or more, then the No-Compete Period will be one (1) year.

     3. LEGAL EFFECT. The foregoing covenants of Employee shall be deemed severable, and the invalidity of any covenant shall not affect the validity or enforceability of any other covenant. The existence of any claim or cause of action by Employee against Daleen predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Daleen of these covenants. Daleen's failure to object to any conduct in violation of this Agreement shall not be deemed a waiver by Daleen, but Daleen may, if it wishes, specifically waive any part or all of those covenants to the extent that such waiver is set forth in writing duly authorized by Daleen's Board of Directors.

     Employee acknowledges and confirms that the length of the term and geographical restrictions contained herein are fair and reasonable and not the result of overreaching, duress or coercion of any kind. Employee further acknowledges and confirms that his or her full, uninhibited and faithful observance of each of the covenants contained in this Agreement will not cause him or her any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained in this Agreement will not impair his or her ability to obtain employment commensurate with his or her abilities and on terms fully acceptable to him or her or otherwise to obtain income required for the comfortable support of him or her and his or her family and the satisfaction of the needs of his or her creditors. Employee acknowledges and confirms that his or her special knowledge of the business of Daleen is such as would cause Daleen serious injury and loss if he or she were to use such ability and knowledge to the benefit of a competitor or were to compete with Daleen.

     In the event that any court shall finally hold that the time or territory or any other provision stated in this Agreement constitutes an unreasonable restriction upon Employee, Employee hereby expressly agrees that the provisions of this Agreement shall not be rendered void, but shall apply as to time and territory or to such other extent as such court may judicially determine or indicate constitutes a reasonable restriction under the circumstances involved. Employee hereby agrees that in the event of the violation by him or her of any of the provisions of this Agreement, Daleen will be entitled if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such violation or to enforce the specific performance of this Agreement by Employee or to enjoin Employee from engaging in any activity in violation hereof without any requirement on the part of Daleen to post any bond.

     In the event Daleen should bring any legal action or other proceeding for the enforcement of this Agreement, the time for calculating the No-Compete Period or terms of any other restriction herein shall not include the period of time commencing with the filing of legal action or other proceeding to enforce the terms of this Agreement through the date of final judgment or final resolution, including all appeals, if any, of such legal action or other proceeding.

     4. SEVERANCE. In further consideration of the entering into of this Agreement by Employee, Daleen agrees to entitle Employee to a severance pay benefit equivalent to six (6) months base salary. The foregoing severance benefit shall be paid by Daleen one month at a time until such time when the entire severance benefit has been paid. No credit toward entitlement of additional months of severance pay shall be earned for any partial month worked, and Employee shall not be entitled to any severance benefit if terminated by Daleen for "cause" or if Employee

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
voluntarily resigns from his or her employment with Daleen. As used in this Agreement determination for "cause" shall be defined as termination of Employee by Daleen in the event Employee has been convicted of any felony or, in the case of other crimes, involving moral turpitude or dishonesty, or for any breach by Employee of any agreement with Daleen or of its employment or business policies (including without limitation theft or misuse of company property), or for any other act or omission by Employee which does not fit into the previous categories but which Daleen in good faith believes has occurred to its detriment and about which Employee has received at least one (1) written warning by Daleen and despite such prior written warning, Employee has on a second occasion committed such act or omission. Any termination of this Agreement for "cause" shall be done in writing, with a written statement of the reasons for the termination. Conflicts under this Agreement only as to validity of a termination for "cause" shall be settled by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, in Palm Beach County, Florida.

    5.   MISCELLANEOUS PROVISIONS.

    The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns. The headings contained in this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement. The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder. Any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement, No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

    The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably

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 and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the District Court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as my be provided under applicable laws or court rules in said state. Except as otherwise expressly provided herein, no remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation. Any time period provided for herein which shall end on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. of the next full business day. This Agreement represents the entire understanding and agreement amount the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and among such parties.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.


                                        Daleen Technologies, Inc.
/s/ Richard A. Schell                   /s/ James Daleen
--------------------------              ---------------------------------
RICHARD A. SCHELL                       James Daleen
                                        President



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                             NO-COMPETE EXCEPTIONS
                             ---------------------

Exhibit to Non-Solicitation and Non-Compete Agreement of RICHARD A. SCHELL.

None

                           TERRITORIES AND CUSTOMERS
                           -------------------------

Exhibit to Non-Solicitation and Non-Compete Agreement of RICHARD A. SCHELL.

The United States of America



                                       34